IDEX Proprietary & Confidential First Quarter 2017 Earnings April 20, 2017

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries • IDEX’s Outlook • Q1 Financial Performance • Segment Performance • Fluid & Metering • Health & Science • Fire & Safety / Diversified Products • 2017 Guidance Summary • Q&A 1 AGENDA

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries • Dial toll–free: 877.660.6853 • International: 201.612.7415 • Conference ID: #13652253 • Log on to: www.idexcorp.com 2 Replay Information

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries Cautionary Statement Under the Private Securities Litigation Reform Act; Non-GAAP Measures This presentation and discussion will include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the company believes,” “the company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries – all of which could have a material impact on order rates and IDEX’s results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the company’s filings with the SEC. The forward-looking statements included in this presentation and discussion are only made as of today’s date, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information in this presentation and discussion. This presentation contains non-GAAP financial information. Reconciliations of non-GAAP measures are included either in this presentation or our earnings release for the three-month period ending March 31, 2017, which is available on our website. 3

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 4 IDEX Q1 Financial Performance Sales Adjusted EPS* Adjusted Operating Margin* Free Cash Flow Organic sales growth of 5 percent, first since fourth quarter 2014 (Dollars in millions, excl. EPS) * Operating margin and EPS data adjusted for restructuring costs ($4.8M in 2017). $0 $200 $400 $600 Q1 $503 $554 2016 2017 $0.00 $0.50 $1.00 $1.50 Q1 $0.89 $1.03 2016 2017 16.0% 18.0% 20.0% 22.0% Q1 20.6% 21.8% 2016 2017 $0 $50 $100 Q1 $62 $75 2016 2017 Organic: 5% increase 16% increase 120 bps increase 21% increase

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 5 Fluid & Metering Orders Sales Q1 Sales Mix: Organic 6% Divestiture -3% FX -1% Reported Sales 2% Q1 Highlights:  Industrial market solid across all businesses  New product development in Water is expected to provide continued growth  Agriculture market showing improvements  Energy market remains challenged due to midstream exposure Adjusted Operating Margin* Outstanding rebound – organic orders up 5 percent with organic sales up 6 percent * Operating margin data adjusted for restructuring costs ($1.6M in 2017). $0 $100 $200 $300 Q1 $215 $219 2016 2017 $0 $100 $200 $300 Q1 $212 $217 2016 2017 22.0% 24.0% 26.0% 28.0% Q1 24.4% 27.4% 2016 2017 Organic: 5% increase Organic: 6% increase 300 bps increase (Dollars in millions)

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 6 Health & Science Orders Sales Adjusted Operating Margin* Q1 Sales Mix: Organic 5% Acquisition/Divestitures 5% FX -3% Reported Sales 7% Q1 Highlights:  Strong results at SFC with new platform wins driving future growth  Sealing group continues to see strength in the Semiconductor market  MPT experiencing strength in Pharma globally  Continuation of strong end markets for Life Sciences Organic orders up 8 percent * Operating margin data adjusted for restructuring costs ($3.0M in 2017). (Dollars in millions) $0 $100 $200 $300 Q1 $191 $211 2016 2017 $0 $50 $100 $150 $200 $250 Q1 $186 $200 2016 2017 16.0% 18.0% 20.0% 22.0% 24.0% Q1 21.8% 22.7% 2016 2017 Organic: 8% increase Organic: 5% increase 90 bps increase

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 7 Fire & Safety / Diversified Products Orders Sales Adjusted Operating Margin* Q1 Highlights:  Segment order decrease due to difficult comp and timing primarily within Dispensing  Dispensing projects slowed down compared to 2016  Fire and Safety project funnel, OEM activity and municipal spend improving  Band-It experienced solid growth in the energy and transportation end markets Akron Brass and AWG acquisitions are performing well Q1 Sales Mix: Organic 1% Acquisitions 33% FX -3% Reported Sales 31% * Operating margin data adjusted for restructuring costs ($0.1M in 2017). (Dollars in millions) $0 $50 $100 $150 Q1 $120 $139 2016 2017 $0 $50 $100 $150 Q1 $105 $137 2016 2017 20.0% 22.0% 24.0% 26.0% Q1 24.5% 23.8% 2016 2017 70 bps decrease Organic: 11% decrease Organic: 1% increase

2017 Guidance Summary

Q2 2017

- EPS estimate range: $1.04 - $1.06
- Organic revenue growth: 2-3%
- Operating margin: ~21.5%
- Tax rate: ~26.5%
- FX impact: ~2% topline headwind based on March 31, 2017 FX rates
- Corporate costs: ~$16M

FY 2017

- EPS estimate range: $4.00 – $4.10
- Organic revenue growth: 3-4%
- Operating margin: ~21.5%
- FX impact: ~1% topline headwind based on March 31, 2017 FX rates
- Corporate costs: ~$66M
- Other modeling items:
  - Tax rate: ~27.5%
  - Cap Ex: ~$45M
  - Free Cash Flow will be ~120% of net income
  - EPS estimate excludes all future acquisitions and associated costs and future restructuring charges

IDEX | Trusted Solutions, Improving Lives™

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries
IDEX Proprietary & Confidential 8